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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
SANGAMO BIOSCIENCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANGAMO BIOSCIENCES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2003

TO THE STOCKHOLDERS OF SANGAMO BIOSCIENCES, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sangamo BioSciences, Inc., a Delaware corporation (the "Company" or "Sangamo"), will be held on Wednesday, May 14, 2003, at 9:00 a.m. Pacific time at 501 Canal Blvd, Suite A100, Richmond, California 94804, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect six directors to serve on the Board of Directors for a one-year term ending at the Annual Meeting held in 2004 or until their successors are duly elected and qualified;

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of Sangamo for the fiscal year ending December 31, 2003; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only stockholders of record at the close of business on April 2, 2003 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of Sangamo will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of Sangamo.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned or the shares represented thereby should be voted by telephone or over the Internet to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,
Edward O. Lanphier II President and Chief Executive Officer
Richmond, California April 11, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. PLEASE REFERENCE THE "VOTING BY MAIL, VIA THE INTERNET OR BY TELEPHONE" SECTION ON PAGE 1 OF THE PROXY STATEMENT FOR ALTERNATE VOTING METHODS.

SANGAMO BIOSCIENCES, INC.
501 Canal Blvd, Suite A100
Richmond, California 94804

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2003

General

        The enclosed Proxy ("Proxy") is solicited on behalf of the Board of Directors of Sangamo BioSciences, Inc., a Delaware corporation (the "Company" or "Sangamo"), for use at the Annual Meeting of Stockholders to be held on May 14, 2003 (the "Annual Meeting"). The Annual Meeting will be held at 9:00 a.m. at 501 Canal Blvd, Suite A100 Richmond, California 94804. These Proxy solicitation materials were mailed on or about April 11, 2003, to all stockholders entitled to vote at the Annual Meeting.

Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 2, 2003, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 24,751,213 shares of Sangamo's Common Stock, par value $0.01 ("Common Stock"), were issued and outstanding. No shares of Sangamo's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on April 2, 2003. Stockholders may not cumulate votes in the election of directors.

        Holders of a majority of the outstanding shares of Common Stock must be present or represented at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Recommendations of the Board of Directors

        The Company's Board of Directors (the "Board of Directors" or the "Board") recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1) and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent accountants for the Company's fiscal year ending December 31, 2003 (Proposal No. 2).

Voting by Mail, via the Internet or by Telephone

        Stockholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified, such proxies will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ended December 31, 2003 (Proposal No. 2) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. You may revoke or change your proxy vote at any time before the Annual Meeting by sending a written notice of revocation or submitting another proxy with a later date to the Inspector of Elections of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy vote by attending the Annual Meeting and voting in person.

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for available and instructions. If Internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the enclosed voting instruction card in the self-addressed postage paid envelope provided.

Solicitation

        Sangamo will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Sangamo may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by directors, officers or employees of the Sangamo. No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of Sangamo that are intended to be presented by such stockholders at Sangamo's Annual Meeting in 2004 must be received no later than January 30, 2004, in order that they may be included in the Proxy statement and form of Proxy relating to that meeting. In addition, the Proxy solicited by the Board of Directors for the Annual Meeting in 2004 will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Sangamo receives notice of such proposal not later than February 21, 2004.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS

General

        At the Annual Meeting, six directors constituting the entire board are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. The six director nominees receiving the highest number of affirmative votes will be elected. The nominees for election have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event the nominees are unable or decline to serve as directors at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the Proxy holders will vote the proxies received by them FOR the nominee named below.

Nominees for Term Ending Upon the Annual Meeting of Stockholders in 2004

        Edward O. Lanphier II, the founder of Sangamo BioSciences, Inc., has served as President, Chief Executive Officer and as a member of the Board of Directors since Sangamo's inception. Mr. Lanphier has approximately twenty years of experience in the pharmaceutical and biotechnology industry. From June 1992 to May 1997, he held various positions at Somatix Therapy Corporation, a gene therapy company, including Executive Vice President, Commercial Development and Chief Financial Officer. Prior to Somatix, Mr. Lanphier was President and Chief Executive Officer of BioGrowth, Inc., a biotechnology company that merged with Celtrix Laboratories to form Celtrix Pharmaceuticals, Inc. in 1991. From 1986 to 1987, Mr. Lanphier served as Vice President of Corporate Development at Biotherapeutics, Inc. From 1984 to 1986 he served as Vice President of Corporate Development at Synergen Inc. Prior to Synergen, he was employed by Eli Lilly and Company, a pharmaceutical company, in the strategic business planning-biotechnology group. Mr. Lanphier is a member of the Biotechnology Industry Organization (BIO) Emerging Companies Section and the BIO board of directors. He is also a director of GeneFormatics, Inc. and Cell ExSys, Inc. Mr. Lanphier holds a B.A. in biochemistry from Knox College.

        William G. Gerber, M.D. has served as a member of our Board of Directors since June 1997. Dr. Gerber is currently President, Chief Executive Officer and a Director of Epoch Biosciences, Inc., a biomedical company, where he has been since September 1999. From April 1998 to July 1999, he was President of diaDexus LLC, a pharmacogenomics company. Previous to his appointment at diaDexus, he was Chief Operating Officer of Onyx Pharmaceuticals. Before joining Onyx in 1995, Dr. Gerber was with Chiron Corporation, a biopharmaceutical, vaccine and blood testing company, where he was President of the Chiron Diagnostics business unit after Chiron's merger with Cetus Corporation in December 1991. He joined Cetus in 1987 as Senior Director of Corporate Ventures and was named Vice President and General Manager of the PCR (Polymerase Chain Reaction) Division in November 1988. Dr. Gerber earned his B.S. and M.D. degrees from the University of California, San Francisco School of Medicine.

        Jon E. M. Jacoby has served as a member of our Board of Directors since April 2000. Mr. Jacoby is a director and a Vice-Chairman of Stephens Group, Inc. He is also a Vice-Chairman of Stephens, Inc., an affiliate of Stephens Group, Inc., where he has been employed since 1963. Mr. Jacoby also serves on the board of directors of Delta and Pine Land Company, Eden Biosciences, Inc. and Power-One, Inc., as well as on the boards of several privately held companies. He received his B.S. degree in geology from the University of Notre Dame and his M.B.A. from Harvard Business School.

        John W. Larson has served as a member of our Board of Directors since January 1996. Mr. Larson is currently a partner at the law firm of Morgan, Lewis & Bockius LLP. Mr. Larson served as partner at the law firm of Brobeck, Phleger & Harrison LLP (Brobeck) from 1969 until retiring in January 2003, except for the period from July 1971 to September 1973 when he was in government service as Assistant Secretary of the United States Department of the Interior and Counselor to George P. Shultz, Chairman of the Cost of Living Council. From 1988 until March 1996, Mr. Larson was Chief Executive Officer of Brobeck. Mr. Larson serves on the boards of several privately held companies. Mr. Larson holds an L.L.B. and a B.A., with distinction, in economics, from Stanford University.

        William J. Rutter, Ph.D. has served as a member of our Board of Directors since January 2000. He is the co-founder of Chiron Corporation, a biopharmaceutical, vaccine and blood testing company, and served as Chairman of the Board of Directors from Chiron's inception in 1981 until May 1999. From August 1983 through April 1989, in addition to his responsibilities at Chiron, Dr. Rutter was the Director of the Hormone Research Institute at the University of California, San Francisco, and he became a Professor Emeritus in 1991. In 1969, Dr. Rutter joined the faculty of UCSF as a Herzstein

Professor, and served as the chairman of the Department of Biochemistry and Biophysics from 1969 to 1982. Dr. Rutter has also served on the Board of Overseers at Harvard University from 1992 to 2000, on the Board of Trustees at the Carnegie Institution of Washington since 1995 and several private company boards. Dr. Rutter is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. He received his Ph.D. in biochemistry from the University of Illinois, an M.S. in biochemistry from the University of Utah and a B.A. in biochemistry from Harvard University.

        Michael C. Wood has served as a member of our Board of Directors since our inception. Mr. Wood is currently President and Chief Executive Officer of LeapFrog Enterprises, Inc., an educational company which he founded in January 1995. Mr. Wood has 15 years of experience in the corporate legal representation of high technology firms and venture capital partnerships. From 1991 through 1994, he was a partner of the emerging technology companies group at Cooley Godward LLP. From 1979 to 1991, Mr. Wood practiced corporate law in the high technology practice of Crosby Heafy Roach & May. Mr. Wood received a J.D. from the Hastings College of Law, an M.B.A. from the University of California, Berkeley and his B.A. in political science from Stanford University.

Board Committees and Meetings

        The Board of Directors held five meetings during the fiscal year ended December 31, 2002 (the "2002 Fiscal Year"). The Board of Directors has an Audit Committee and a Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2002 Fiscal Year, except Dr. Rutter.

        The Audit Committee currently consists of three directors: Mr. Jacoby, Dr. Rutter and Mr. Wood. The Audit Committee is composed of independent directors that review and supervise our financial controls, including the selection of our auditors, reviews our books and accounts, meets with our officers regarding our financial controls, acts upon recommendations of our auditors and takes further actions as the Audit Committee deems necessary to complete an audit of our books and accounts, as well as other matters that may come before it or as directed by the Board. The Board adopted and approved a charter for the Audit Committee in January 2000. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Audit Committee held four meetings during the 2002 Fiscal Year.

        The Compensation Committee currently consists of three directors: Mr. Jacoby, Dr. Gerber and Mr. Larson. The Compensation committee reviews and approves the compensation and benefits for our executive officers, administers our compensation and stock plans, makes recommendations to the Board of Directors regarding such matters and performs other duties as may from time to time be determined by the Board. The Compensation Committee held two meetings during the 2002 Fiscal Year.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board of Directors are Mr. Jacoby, Dr. Gerber and Mr. Larson. None of our Compensation Committee members has been an officer or employee of Sangamo at any time. Mr. Larson is a partner at Morgan, Lewis & Bockius LLP, our legal counsel. None of our executive officers serves on the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Director Compensation

        Other than expenses in connection with attendance at meetings and other customary expenses, we currently do not give cash compensation to any non-employee member of the Board. Employees who are also directors do not receive additional compensation for serving as directors.

        Under the Automatic Option Grant Program in effect under the Sangamo 2000 Stock Incentive Plan (the "2000 Plan"), each individual who first joins the Board as a non-employee director will receive, at the time of such initial election or appointment, an option to purchase 50,000 shares of Common Stock, provided such person has not previously been in Sangamo's employ. In addition, on the date of each annual stockholders' meeting, each individual who has served as a director for the previous six months and who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular Annual Meeting, will be granted an option to purchase 10,000 shares of Common Stock. Each option granted under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Common Stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a Board of Directors member. Each option is immediately exercisable for all the option shares, but any shares purchased under the option will be subject to repurchase by Sangamo, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each automatic option grant vest on a monthly basis upon completion of each monthly period of Board service. Such vesting occurs over a three-year period in the case of the initial grant, and over a one-year period in the case of an annual grant. The shares subject to each automatic option grant will immediately vest upon (i) the optionee's death or permanent disability while a Board member, (ii) an acquisition of Sangamo by merger or asset sale, (iii) the successful completion of a tender offer for more than 50% of Sangamo's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more Proxy contests for Board membership. Each automatic option will remain exercisable for a period following the optionee's cessation of service as a Board member. In no event, however, may the option be exercised after the expiration date of the option term. During the applicable post-service exercise period, the option may not be exercised for more than the number of option shares (if any) in which the Board member is vested at the time of his cessation of Board service.

        The current non-employee Board members who are nominees for the term ending upon the Annual Meeting of Stockholders in 2004, Dr. Gerber, Mr. Jacoby, Mr. Larson, Dr. Rutter and Mr. Wood, will each receive an automatic option grant on May 14, 2003 for 10,000 shares of Common Stock. The exercise price per share in effect will be the closing selling price per share of Common Stock on May 14, 2003.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors appointed the firm of Ernst & Young LLP, independent public auditors for Sangamo during the 2002 Fiscal Year, to serve in the same capacity for the year ending December 31, 2003, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of Sangamo and its stockholders.

        A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

  Audit Fees

        Audit Fees in connection with the audit by Ernst & Young LLP of Sangamo's 2002 annual financial statements, the review of financial statements in Sangamo's Forms 10-Q filed in 2002 and consultations on matters addressed during our audit and review work during 2002 amounted to $246,902.

  Audit-related Fees

        Audit-related Fees were $4,000 for preparation and filing of the Company's U.K. statutory audit.

  All Other Fees

        Other Fees associated with audit-related services include tax fees associated with our U.K. subsidiary and prior year's tax return amounting to $69,446.

        During the 2002 Fiscal Year, no services were rendered and no fees were billed by Ernst & Young LLP for Financial Information System Design and Implementation Fees. The Audit Committee has determined that the provision of the services described under the caption "All Other Fees" by Ernst & Young LLP is compatible with maintenance of the principal accountants independence.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Ernst & Young LLP to serve as Sangamo's independent auditors for the Fiscal Year ending December 31, 2003.

OTHER MATTERS

        Sangamo knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth information regarding our executive officers, directors and key employees as of March 15, 2003:

Name	Age	Position
Edward O. Lanphier II	46	President, Chief Executive Officer and Director
Carl Pabo, Ph.D.	50	Senior Vice President and Chief Scientific Officer
Peter Bluford	48	Vice President, Corporate Development
Casey C. Case, Ph.D.	47	Vice President, Research
J. Tyler Martin, M.D.	43	Vice President, Development
Janet L. Nibel	42	Vice President, Finance and Administration
William G. Gerber, M.D.	56	Director
Jon E. M. Jacoby	64	Director
John W. Larson	67	Director
Stephen Reeders, M.D.	49	Director
William J. Rutter, Ph.D.	75	Director
Michael C. Wood	50	Director

        Edward O. Lanphier II, the founder of Sangamo BioSciences, Inc., has served as President, Chief Executive Officer and as a member of the Board of Directors since Sangamo's inception. Mr. Lanphier has approximately twenty years of experience in the pharmaceutical and biotechnology industry. From June 1992 to May 1997, he held various positions at Somatix Therapy Corporation, a gene therapy company, including Executive Vice President, Commercial Development and Chief Financial Officer. Prior to Somatix, Mr. Lanphier was President and Chief Executive Officer of BioGrowth, Inc., a biotechnology company that merged with Celtrix Laboratories to form Celtrix Pharmaceuticals, Inc. in 1991. From 1986 to 1987, Mr. Lanphier served as Vice President of Corporate Development at Biotherapeutics, Inc. From 1984 to 1986 he served as Vice President of Corporate Development at Synergen Inc. Prior to Synergen, he was employed by Eli Lilly and Company, a pharmaceutical company, in the strategic business planning-biotechnology group. Mr. Lanphier is a member of the Biotechnology Industry Organization (BIO) Emerging Companies Section and the BIO board of directors. He is also a director of GeneFormatics, Inc. and Cell ExSys, Inc. Mr. Lanphier holds a B.A. in biochemistry from Knox College.

        Carl Pabo, Ph.D., Senior Vice President and Chief Scientific Officer, joined Sangamo in October 2001 and has served as a member of Sangamo's Scientific Advisory Board since its inception. Prior to joining the company, he was a Professor of Biophysics and Structural Biology at the Massachusetts Institute of Technology and an Investigator in the Howard Hughes Medical Institute. Dr. Pabo is a pioneer in the structural analysis and modification of zinc finger DNA-binding proteins and has made many of the fundamental observations as to how ZFPs interact with their DNA-binding sites. Dr. Pabo received a Ph.D. in biochemistry and molecular biology from Harvard University and a B.S. in molecular biophysics and biochemistry from Yale College. He is a member of the National Academy of Sciences and the American Academy of Arts and Sciences.

        Peter Bluford has served as Vice President, Corporate Development since December 1997 and has operating responsibility for Sangamo's licensing, intellectual property and business planning activities. Mr. Bluford also served as Senior Director, Corporate Development, from October 1996 to November 1997. From October 1992 to September 1996, Mr. Bluford served as Director, Commercial

Development at Somatix Therapy Corporation, where he was responsible for Somatix's strategic business planning activities while also serving as Project Team Leader, Oncology from 1995 to 1996. From 1991 to 1992, Mr. Bluford was with Celtrix Pharmaceuticals, Inc. as Manager, Strategic Market Planning. From 1990 to 1991, he was Manager of Strategic Planning with BioGrowth, Inc. Mr. Bluford received an M.B.A. and a B.S. in biochemistry from the University of California, Berkeley.

        Casey C. Case, Ph.D. has served as Vice President, Research since November 1997. From June 1993 to November 1997, Dr. Case served as Director, Cell Biology at Tularik, Inc., a pharmaceutical company focusing on gene regulating drugs, where he was part of the team that established Tularik's cell-based, high throughput screening of small molecule modulators of specific transcription factors. From June 1989 to June 1993, Dr. Case was Director of Transcriptional Research at Oncogene Science, Inc., a pharmaceutical company, where he led Oncogene's research efforts in the development of mammalian cell-based assays for gene transcription and the automation of these assays for selection of therapeutic targets and compounds. Dr. Case earned a Ph.D. in biochemistry from the University of California, Davis and a B.S. in biology from San Diego State University.

        J. Tyler Martin, Sr. M.D., has served as Vice President, Therapeutic Product Development since February 2003. From July 2000 to October 2002, Dr. Martin was employed by Valentis, Inc. a biotechnology company focusing on gene delivery and expression systems where he held several positions, most recently Senior Vice President, Research and Development. From December 1997 to July 2000, Dr. Martin was Executive Director, Clinical Research and Development at SyStemix/GTI/Novartis and led their hematopoietic stem cell gene therapy clinical programs. Before joining SyStemix he was Director, Clinical Research at Chiron Vaccines. Dr. Martin earned a B.S. in chemistry from the University of Nebraska and an M.D. from the University of Nebraska College of Medicine. He was a resident in Pediatrics and was awarded a Fellowship in Pediatric Infectious Diseases and Molecular Microbiology at Washington University, St. Louis Children's Hospital. Dr. Martin is board certified in pediatrics and infectious diseases and is a member of several professional societies including the American Heart Association, the American Society of Gene Therapy and the American Society of Microbiology.

        Janet L. Nibel, has served as Vice President, Finance and Administration, since October 2002. Prior to joining the Company, Ms. Nibel was the Chief Financial Officer and V.P., Finance and Administration of Layton BioScience, Inc., a biopharmaceutical company, from July 1999 to December 2001. Prior to that, Ms. Nibel served as Chief Financial Officer of diaDexus LLC, a joint venture of Incyte Pharmaceuticals, Inc. and SmithKline Beecham, from October 1997 through August 1998, a company she joined after spending six years with Incyte in various senior financial roles. Ms. Nibel holds a B.S. in accounting, cum laude, from the University of Central Oklahoma.

        William G. Gerber, M.D. has served as a member of our Board of Directors since June 1997. Dr. Gerber is currently President, Chief Executive Officer and a Director of Epoch Biosciences, Inc., a biomedical company, where he has been since September 1999. From April 1998 to July 1999, he was President of diaDexus LLC, a pharmacogenomics company. Previous to his appointment at diaDexus, he was Chief Operating Officer of Onyx Pharmaceuticals. Before joining Onyx in 1995, Dr. Gerber was with Chiron Corporation, a biopharmaceutical, vaccine and blood testing company, where he was President of the Chiron Diagnostics business unit after Chiron's merger with Cetus Corporation in December 1991. He joined Cetus in 1987 as Senior Director of Corporate Ventures and was named Vice President and General Manager of the PCR (Polymerase Chain Reaction) Division in November 1988. Dr. Gerber earned his B.S. and M.D. degrees from the University of California, San Francisco School of Medicine.

        Jon E. M. Jacoby has served as a member of our Board of Directors since April 2000. Mr. Jacoby is a director and a Vice-Chairman of Stephens Group, Inc. He is also a Vice-Chairman of Stephens, Inc., an affiliate of Stephens Group, Inc., where he has been employed since 1963.

Mr. Jacoby also serves on the board of directors of Delta and Pine Land Company, Eden Biosciences, Inc., and Power-One, Inc., as well as on the boards of several privately held companies. He received his B.S. degree in geology from the University of Notre Dame and his M.B.A. from Harvard Business School.

        John W. Larson has served as a member of our Board of Directors since January 1996. Mr. Larson is currently a partner at the law firm of Morgan, Lewis & Bockius LLP. Mr. Larson served as partner at the law firm of Brobeck, Phleger & Harrison LLP (Brobeck) from March 1969 until retiring January 2003, except for the period from July 1971 to September 1973 when he was in government service as Assistant Secretary of the United States Department of the Interior and Counselor to George P. Shultz, Chairman of the Cost of Living Council. From 1988 until March 1996, Mr. Larson was Chief Executive Officer of Brobeck. Mr. Larson serves on the boards of several privately held companies. Mr. Larson holds an L.L.B. and a B.A., with distinction, in economics, from Stanford University.

        Stephen Reeders, M.D. has served as a member of our Board of Directors since July 2001. Previously he was a Director of Gendaq, Ltd, which was acquired by Sangamo in July 2001. Dr. Reeders is the Chief Executive Officer of MVM Ltd., a venture firm. He practiced as a clinician before taking up research at Oxford University and later at Yale University. He currently holds a faculty position at Harvard University. Dr. Reeders has been involved in establishing numerous biotechnology companies and was responsible for early-stage health care investments at Saunders, Karp & Megrue in New York. He holds degrees in natural sciences from Cambridge University and in medicine from Oxford University.

        William J. Rutter, Ph.D. has served as a member of our Board of Directors since January 2000. He is the co-founder of Chiron Corporation, a biopharmaceutical, vaccine and blood testing company, and served as Chairman of the Board of Directors from Chiron's inception in 1981 until May 1999. From August 1983 through April 1989, in addition to his responsibilities at Chiron, Dr. Rutter was the Director of the Hormone Research Institute at the University of California, San Francisco, and he became a Professor Emeritus in 1991. In 1969, Dr. Rutter joined the faculty of UCSF as a Herzstein Professor, and served as the chairman of the Department of Biochemistry and Biophysics from 1969 to 1982. Dr. Rutter has also served on the Board of Overseers at Harvard University from 1992 to 2000, on the Board of Trustees at the Carnegie Institution of Washington since 1995 and several private company boards. Dr. Rutter is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. He received his Ph.D. in biochemistry from the University of Illinois, an M.S. in biochemistry from the University of Utah and a B.A. in biochemistry from Harvard University.

        Michael C. Wood has served as a member of our Board of Directors since our inception. Mr. Wood is currently President of LeapFrog Enterprises, Inc., an educational company which he founded in January 1995. Mr. Wood has 15 years of experience in the corporate legal representation of high technology firms and venture capital partnerships. From 1991 through 1994, he was a partner of the emerging technology companies group at Cooley Godward LLP. From 1979 to 1991, Mr. Wood practiced corporate law in the high technology practice of Crosby Heafy Roach & May. Mr. Wood received a J.D. from the Hastings College of Law, an M.B.A. from the University of California, Berkeley and his B.A. in political science from Stanford University.

OWNERSHIP OF SECURITIES

        The following table sets forth certain information known to Sangamo with respect to the beneficial ownership of Common Stock as of March 15, 2003, by (i) all persons who are beneficial owners of five percent (5%) or more of Sangamo's Common Stock, (ii) each director and each nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Sangamo BioSciences, Inc., 501 Canal Boulevard, Suite A100, Richmond, CA 94804. Except as otherwise indicated, and subject to applicable community property laws, except to the extent authority is shared by both spouses under applicable law, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Kopp Holding Company (1) 7701 France Avenue South, Suite 500 Edina, MN 55435	2,929,307	11.8%
Stephens-Sangamo BioSciences LLC (2) 111 Center Street Little Rock, AR 72203	1,587,783	6.4%
Edward O. Lanphier II (3)	3,543,712	14.3%
Carl Pabo, Ph.D. (4)	185,520	*
Peter Bluford (5)	243,790	1.0%
Casey C. Case, Ph.D. (6)	239,405	1.0%
William G. Gerber, M.D. (7)	119,400	*
Jon E.M. Jacoby (8)	1,657,783	6.7%
John W. Larson (9)	434,360	1.8%
Stephen Reeders, M.D. (10)	60,000	*
William J. Rutter, Ph.D. (11)	786,666	3.2%
Michael C. Wood (12)	1,286,500	5.2%
All current directors and executive officers as a group (12 persons) (13)	8,557,136	34.6%

*
Less than one percent.

(1)
According to a Schedule 13G/A filed January 21, 2003, as of that date, Kopp Investment Advisors, Inc. had shared dispositive power over 2,154,307 shares, sole dispositive power over 640,000 shares, sole voting power over 924,000 shares and aggregate beneficial ownership over 2,794,307 shares. Kopp Investment Advisors, Inc. is a wholly-owned subsidiary of Kopp Holding Company, which also reported aggregate beneficial ownership of 2,794,307 shares. The filing also stated that Kopp Holding Company is wholly owned by Leroy C. Kopp, who on such filing reported sole voting and dispositive power over 135,000 shares in addition to the shares that may be deemed beneficially owned by Kopp Investment Advisors, Inc.

(2)
Stephens Group, Inc. is the sole managing member of Stephens-Sangamo Biosciences, LLC. Mr. Jacoby, as an executive vice president of Stephens Group, Inc., may be deemed to share voting and investment power with respect to such shares. However, Mr. Jacoby disclaims beneficial ownership of all 1,587,783 shares owned by Stephens-Sangamo Biosciences, LLC except to the extent of his pecuniary interest therein.

(3)
Includes 400,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003. Also includes 400,000 shares held by Mr. Lanphier's minor children and 2,209,742 shares held in trust.

(4)
Includes 185,520 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003.

(5)
Includes 84,999 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003. Also includes 1,200 shares held by Mr. Bluford's children.

(6)
Includes 167,624 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003.

(7)
Includes 20,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 834 shares that are subject to repurchase by Sangamo.

(8)
Includes 70,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 13,334 shares that are subject to repurchase by Sangamo. Mr. Jacoby, as an executive vice president of Stephens Group, Inc., may be deemed to share voting and investment power with respect to 1,587,783 shares held by Stephens-Sangamo Biosciences, LLC. However, Mr. Jacoby disclaims beneficial ownership of all 1,587,783 shares held by Stephens-Sangamo Biosciences, LLC except to the extent of his pecuniary interest therein.

(9)
Includes 20,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 834 shares of Common Stock that are subject to repurchase by Sangamo.

(10)
Includes 60,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 20,278 shares that are subject to repurchase by Sangamo.

(11)
Includes 20,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 834 shares that are subject to repurchase by Sangamo. Also includes 672,220 shares held in trust.

(12)
Includes 20,000 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003 and 834 shares that are subject to repurchase by Sangamo.

(13)
Includes 1,048,143 shares of Common Stock issuable upon exercise of options within 60 days of March 15, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning the compensation earned by Sangamo's Chief Executive Officer and each of the three other most highly compensated executive officers whose salary and bonus for the 2002 Fiscal Year was in excess of $100,000, for services rendered in all capacities to Sangamo for the Fiscal Years ended December 31, 2002, 2001 and 2000. No other executive officers who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2002 Fiscal Year has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers".

SUMMARY COMPENSATION TABLE

Long-term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options	Other Compensation $
		Salary $	Bonus $
Edward O. Lanphier II President and Chief Executive Officer	2002 2001 2000	360,000 300,000 255,000	140,000 164,538 168,300	(1) (2)	— — —	25,000 25,000 25,000	(3) (3) (3)
Carl Pabo, Ph.D. Senior Vice President and Chief Scientific Officer	2002 2001 2000	280,000 70,000 —	25,000 100,000 —	(5)	50,000 415,000 —	29,450 12,270 —	(4) (5)
Peter Bluford Vice President, Corporate Development	2002 2001 2000	200,000 180,000 155,000	25,000 50,000 31,109		60,000 — 40,000	— — —
Casey C. Case, Ph.D. Vice President, Research	2002 2001 2000	190,000 180,000 157,500	15,000 25,000 33,633		30,000 — 40,000	— — —

(1)
Mr. Lanphier's reported bonus amount includes $64,538 of loan forgiveness which occurred during 2001. The loan balance was -0- as of December 31, 2001.

(2)
$68,300 represents loan forgiveness that occurred during the year 2000.

(3)
Other compensation for Mr. Lanphier consists of an insurance premium of $25,000 paid by Sangamo on a split dollar life insurance policy. Sangamo will be reimbursed for these insurance premiums out of the cash surrender value of its policy paid by Mr. Lanphier during his lifetime or out of the proceeds paid under the policy upon his death. The face amount of the insurance policy is $2.0 million.

(4)
As a part of his compensation agreement, Sangamo agreed to pay certain of Dr. Pabo's temporary living and relocation costs, which amounted to $29,450 in 2002.

(5)
As a part of his compensation agreement, Sangamo agreed to pay Dr. Pabo a signing bonus of $100,000 and certain of his temporary living and relocation costs, which amounted to $12,270 in 2001.

Option Grants

        The following table sets forth summary information regarding the option grants made to the Named Officers for the 2002 Fiscal Year. No stock appreciation rights were granted to the Named Officers during the 2002 Fiscal Year.

OPTION GRANTS TO NAMED OFFICERS IN 2002

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term $(6)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal 2002(2)
Name				Exercise Price Per Share $(3)	Expiration Date
							5%	10%
Edward O. Lanphier II	—	—
Carl Pabo, Ph.D.	50,000	11%		3.81	7/26/12	(4)	119,804	303,608
Casey C. Case, Ph.D.	10,000 20,000	2 4	% %	3.81 9.51	7/26/12 1/14/12	(4) (5)	23,961 119,616	60,722 303,130
Peter Bluford	10,000 50,000	2 11	% %	3.81 9.51	7/26/12 1/14/12	(4) (5)	23,961 299,039	60,722 757,825

(1)
Options granted under the 2000 Plan generally vest and become exercisable for 25 percent of the shares upon the optionee's completion of one year of service measured from the grant date and vest for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service after that date. The option will become vested and exercisable on an accelerated basis upon a liquidation or dissolution of Sangamo or a merger or consolidation in which there is a change in ownership of securities possessing more than 50 percent of the total combined voting power of the Sangamo's outstanding securities, unless the option is assumed by the surviving entity. In addition, the Compensation Committee of the Board of Directors may accelerate the vesting of the option, either immediately or upon optionee's subsequent termination, in connection with such a corporate transaction or change in control.

(2)
The percentage of total options was calculated based on options to purchase an aggregate of 449,750 shares of Common Stock granted to employees under the 2000 Plan in 2002.

(3)
The exercise price per share is equal to the fair market value of Common Stock on the date of grant. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a sale and remittance procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sangamo, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4)
The grant date for the options was July 26, 2002.

(5)
The grant date for the options was January 14, 2002.

(6)
The potential realizable value was calculated based on the ten-year term of the options and assumed rates of stock appreciation of 5 percent and 10 percent, compounded annually from the date the options were granted to their expiration date based on the fair market value of Common Stock on the date of grant. There can be no assurance provided to any executive officer or other holder of Sangamo's securities that the actual stock price will appreciate over the ten-year option term at the assumed 5 percent or 10 percent levels or at any other level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the shares on the grant date.

Aggregated Option Exercises and Fiscal Year-End Values

        The following table provides information, with respect to the Named Officers, concerning the exercise of options during the 2002 Fiscal Year and unexercised options held by them at of the end of that fiscal year. None of the Named Officers exercised any stock appreciation rights during the 2002 Fiscal Year and no stock appreciation rights were held by the Named Officers at the end of the year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

					Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End ($)(2)
			Number of Unexercised Options/SARs at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward O. Lanphier II	—	—	400,000	—	1,136,000	—
Carl Pabo, Ph.D.	15,000	122,625	144,687	350,313	41,775	41,775
Casey C. Case, Ph.D.	—	—	154,500	57,500	382,983	20,887
Peter Bluford	—	—	60,834	90,000	114,535	27,850

(1)
Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)
Based upon the market price of $3.01 per share, determined on the basis of the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the 2002 Fiscal Year, less the option exercise price payable per share.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 with respect to the shares of the Company's Common Stock that may be issued under the Company's existing equity compensation plans.

Plan Category	Column (A) Number of Securities to be Issued Upon Exercise of Outstanding Options		Column (B) Weighted Average Exercise Price of Outstanding Options	Column (C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders (1)	2,560,733	(2)	$6.26	2,675,388	(3)
Equity Compensation Plans Not Approved by Shareholders	0		N/A	0

Total	2,560,733		$6.26	2,675,388

(1)
Consists solely of the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan.

(2)
Excludes purchase rights accruing under the Company's 2000 Employee Stock Purchase Plan which has a shareholder-approved reserve of 400,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 2,000 shares of Common Stock at semi-annual intervals on the last U.S. business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Common Stock on the employee's entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(3)
Consists of shares available for future issuance under the 2000 Employee Stock Purchase Plan and the 2000 Stock Incentive Plan. As of December 31, 2002, an aggregate of 272,417 shares of Common Stock were available for issuance under the Employee Stock Purchase Plan and 2,402,971 shares of Common Stock were available for issuance under the 2000 Stock Incentive Plan.

Employment Contracts and Change in Control Arrangements

        In May 1997, we entered into an agreement with Edward O. Lanphier II, our current President and Chief Executive Officer. Under the terms of the agreement, Mr. Lanphier receives an annual salary, and optional annual bonus payments in cash, Common Stock and/or stock options, based on the achievement of certain milestones during the year. If Mr. Lanphier is terminated without cause, he will be entitled to his base salary for a period of twelve months plus customary benefits for that period. In the event of a change in control, the unvested portion of his options will vest.

        On September 12, 2001, Sangamo entered into an agreement with Carl Pabo, our current Senior Vice President and Chief Scientific Officer, under which he would receive an annual base salary of $280,000 and be eligible for an annual bonus plus a stock option covering 415,000 shares of Common Stock and certain benefits including payment of a signing bonus and temporary living and relocation expenses. Under the agreement, we committed to loan Dr. Pabo up to $250,000 as a housing allowance payable in four years from the date of the loan with simple interest at a rate of six percent. Twenty-five percent of the housing loan and associated interest will be forgiven on each anniversary of the loan as long as Dr. Pabo is a full-time employee of Sangamo.

        Sangamo does not have any existing employee agreements with any other Named Officers.

        The Compensation Committee of the Board of Directors, as Plan Administrator of the 2000 Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of Sangamo or the subsequent termination of the officer's employment following the change in control event.

Board Compensation Committee Report on Executive Compensation

        It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Sangamo, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to executive officers under the 2000 Plan.

        The Compensation Committee believes that the compensation programs for executive officers should reflect Sangamo's performance and the value created for stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of Sangamo and should reward individual contribution to Sangamo's success. Sangamo is engaged in a highly competitive industry, and Sangamo's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

        General Compensation Policy.    The Compensation Committee's policy is to provide Sangamo's executive officers with compensation opportunities which are based upon their personal performance, the overall performance of Sangamo and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to Sangamo's achievement of annual performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and Sangamo's stockholders.

        Factors.    The principal factors that were taken into account in establishing each executive officer's compensation package for Fiscal Year 2002 are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of performance, for future fiscal years.

        Base Salary.    In setting base salaries, the Compensation Committee reviewed published compensation survey data for our industry. The Committee also identified a group of companies for comparative compensation purposes for which it reviewed detailed compensation data. This group was comprised of approximately twenty-five biotechnology companies. The base salary for each officer reflects the salary levels for comparable positions in the published surveys and the comparative group of companies, as well as the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Sangamo's performance may also be a factor in determining the base salaries of executive officers.

        Annual Incentives.    The annual incentive bonus for the Chief Executive Officer is based on a percentage of his base pay in the range of fifteen to fifty percent and is adjusted within that range to reflect the actual performance of Sangamo in comparison to its business plan. The other executive officers of Sangamo are also awarded annual incentive bonuses equal to a percentage of base salary on the basis of Sangamo's performance to plan, with additional consideration given to attainment of individual goals. Based on Sangamo's performance, bonuses were awarded to the executive officers named in the Summary Compensation Table in the indicated amounts.

        Long-term Incentives.    Generally, stock option grants are made annually by the Compensation Committee to certain of Sangamo's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage Sangamo from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option vests in a series of installments over a four-year period, contingent upon the officer's continued employment with Sangamo. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by Sangamo during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with Sangamo, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the amount of Common Stock currently owned by the executive officer, as well as unvested options held by the executive officer, in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

        CEO Compensation.    In setting the total compensation payable to Sangamo's Chief Executive Officer, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Sangamo's performance.

        The Compensation Committee adjusted Mr. Lanphier's base salary for the 2002 Fiscal Year in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. Lanphier's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Sangamo's performance factors. For the 2002 Fiscal Year, Mr. Lanphier's base salary was approximately at the median of the base salary levels of other chief executive officers at the surveyed companies.

        The remaining components of Mr. Lanphier's compensation, however, were primarily dependent upon corporate performance. Mr. Lanphier is eligible for a cash bonus conditioned on Sangamo's attainment of corporate goals with additional consideration to be given to individual business plan objectives. A total of $140,000 and $100,000 in bonus was paid to Mr. Lanphier in Fiscal Years 2002 and 2001, respectively, which represented compensation earned as a result of Mr. Lanphier's performance related to Sangamo achieving its goals relative to corporate business plan objectives.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any Fiscal Year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to Sangamo's executive officers for the 2002 Fiscal Year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the executive officers for fiscal 2003 will exceed that limit. The 2000 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to Sangamo's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align Sangamo's performance and the interests of the stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Submitted by the Compensation Committee of the Board of Directors

  Dr. Gerber
  Mr. Jacoby
  Mr. Larson

Board Audit Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Sangamo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

        The following is the report of the Audit Committee with respect to Sangamo's audited financial statements for the fiscal year ended December 31, 2002, included in the Annual Report on Form 10-K for that year.

        The Audit Committee has reviewed and discussed the audited financial statements with the management of Sangamo.

        The Audit Committee has discussed with Sangamo's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which include, among other items, matters related to the conduct of the audit of Sangamo's financial statements.

        The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from Sangamo.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to Sangamo's Board of Directors that the audited financial statements be included in Sangamo's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Board of Directors

  Mr. Jacoby
  Dr. Rutter
  Mr. Wood

Stock Performance Graph

        The graph depicted below shows a comparison of cumulative total stockholder returns for Sangamo, the NASDAQ composite index, and the NASDAQ biotechnology index.

(1)
The graph covers the period from April 6, 2000, the commencement date of Sangamo's initial public offering of shares of its Common Stock, to December 31, 2002.

(2)
The graph assumes that $100 was invested on April 6, 2000, in Sangamo's Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on Sangamo's Common Stock.

(3)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of Sangamo's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by Sangamo under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by Sangamo under those statutes.

CERTAIN TRANSACTIONS

        In May 1997, we entered into an agreement with Edward O. Lanphier II, our current President and Chief Executive Officer. Under the terms of the agreement, Mr. Lanphier receives an annual salary, a general loan that was forgiven over a forty eight month period, and optional annual bonus payments in cash, Common Stock and/or stock options, based on the achievement of certain milestones during the year.

        Mr. Larson, a Director, is also a partner at Morgan, Lewis & Bockius LLP, Sangamo's legal counsel.

        On September 12, 2001, Sangamo entered into an agreement with Carl Pabo, our current Senior Vice President and Chief Scientific Officer, under which he would receive an annual base salary of $280,000 and be eligible for an annual bonus plus an immediately exercisable stock option covering 415,000 shares of Common Stock and certain benefits including payment of a signing bonus and temporary living and relocation expenses. Under the agreement, we committed to loan Dr. Pabo up to $250,000 as a housing allowance payable in four years from the date of the loan with simple interest at a rate of six percent. Twenty-five percent of the loan and associated interest will be forgiven on each anniversary of the loan as long as Dr. Pabo is a full-time employee of Sangamo.

        In addition to the indemnification provisions contained in Sangamo's Restated Certificate of Incorporation and Bylaws, Sangamo has entered into separate indemnification agreements with each of its directors and officers containing provisions which may require Sangamo, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

        The members of the Board of Directors, the executive officers of Sangamo and persons who hold more than 10 percent of the outstanding Common Stock are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16 reports which Sangamo received from such persons for their 2002 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) written representation that no other reports were required, Sangamo believes that all reporting requirements under Section 16 for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners, with the exception of two Forms 4 for Mr. Lanphier (with respect to the purchase of an aggregate of 470 common shares) covering transactions which Mr. Lanphier and the Company erroneously believed to be exempt from filing, and one late Form 5 filed by Mr. Jacoby (with respect to the grant of a stock option).

ANNUAL REPORT

        A copy of the Annual Report of Sangamo for the 2002 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered Proxy solicitation material.

FORM 10-K

        Sangamo filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 27, 2003. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at Sangamo's principal executive offices located at 501 Canal Blvd, Suite A100, Richmond, California 94804.

THE BOARD OF DIRECTORS OF SANGAMO BIOSCIENCES, INC.
Dated: April 11, 2003

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSBIC2

PROXY

SANGAMO BIOSCIENCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS, May 14, 2003

(SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

                The undersigned hereby appoints Edward O. Lanphier II as proxy, with power of substitution, to vote all shares of Sangamo BioSciences, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2003 Annual Meeting of Stockholders of Sangamo BioSciences, Inc., or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SANGAMO BIOSCIENCES, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

	Vote-by-Internet			Vote-by-Telephone

1.	Log on to the Internet and go to http://www.eproxyvote.com/sgmo	OR	1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSBIC1

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.	Re-election of six directors to serve for the ensuing year until their successors are duly elected and qualified or until earlier death or resignation.			2.	The Appointment of Ernst & Young LLP as Independent Auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Nominees:	(01) Edward O. Lanphier, II, (02) William G. Gerber, M.D., (03) Jon E. M. Jacoby, (04) John W. Larson, (05) William J. Rutter, Ph.D., (06) Michael C. Wood.

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1 AND 2 AND AT THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

☐
For all nominees except as noted above
				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL NAME AND TITLE AS SUCH.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

Signature:			Date:	Signature:		Date:

QuickLinks

SANGAMO BIOSCIENCES, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2003
SANGAMO BIOSCIENCES, INC. 501 Canal Blvd, Suite A100 Richmond, California 94804 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2003
  MATTERS TO BE CONSIDERED AT ANNUAL MEETING
  PROPOSAL ONE: ELECTION OF DIRECTORS
  PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
  OTHER MATTERS
  MANAGEMENT
  OWNERSHIP OF SECURITIES
  EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS TO NAMED OFFICERS IN 2002
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
  CERTAIN TRANSACTIONS
  COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
  ANNUAL REPORT
  FORM 10-K